UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Dallas Distribution Portfolio

On November 26, 2014, Industrial Property Trust Inc. (the “Company”), through its wholly-owned subsidiaries, acquired a 100% fee interest in three industrial buildings located in the Dallas market totaling approximately 1.3 million square feet on 72.7 acres (collectively referred to as the “Dallas Distribution Portfolio”). The sellers, CRP Oakmont Flower Mound, L.L.C. and CRP Oakmont Grand Prairie, L.L.C., are not affiliated with the Company or its affiliates. The Dallas Distribution Portfolio is a recently completed development opportunity in a targeted top-tier industrial market, and is 17% leased to two customers with a weighted-average remaining lease term (based on square feet) of 4.8 years. One customer in the Dallas Distribution Portfolio individually leases more than 10% of the rentable area of the Dallas Distribution Portfolio, as described below:

•	Universal Display & Fixtures Company, a custom designer and manufacturer of merchandising displays and retail environment solutions, leases approximately 148,000 square feet, or approximately 12% of the portfolio’s rentable area, under a lease that expires in May 2019 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $0.5 million and is subject to annual rent escalations of approximately 3% beginning in April 2015.

The total purchase price was approximately $74.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Pursuant to the terms of the Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), the Company paid an acquisition fee to the Advisor of approximately $1.5 million, equal to 2.0% of the purchase price of this transaction. The Company funded this acquisition using proceeds from its public offering and borrowings under its corporate line of credit.

The Dallas Distribution Portfolio will be managed by Stream Realty Partners, L.P.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than February 12, 2015.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease terms and the purchase price capitalization rate) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the customers’ ability to continue to comply with the terms of their leases, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

December 3, 2014	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer